UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Intercept Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 19, 2022

In addition to the disclosures in its proxy statement, the registrant hereby states as follows:

On May 13, 2022, the registrant engaged Alliance Advisors, LLC, as its proxy solicitor to assist with solicitation of proxies. Fees are $20,000, plus expenses (capped at $2,000 unless with the registrant’s prior written approval), and an additional amount for additional services, anticipated to consist of a phone, text message, mail, and email retail campaign for an estimated additional $40,000. The registrant will bear the cost of solicitation.